UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2005
Volkswagen Auto Lease Underwritten Funding, LLC
VW Credit Leasing, Ltd.
Volkswagen Auto Lease Trust 2002-A
(Exact Name of Registrant as Specified in Charter)

Delaware Delaware	333-99199 333-99199-01 333-99199-02	11-365048-3 38-6738618

(State or other jurisdiction of Incorporation)	(Commission File Number)	(Registrants’ I.R.S. Employer Identification Nos.)
3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On November 14, 2002, Volkswagen Auto Lease Trust 2002-A (the “Issuer”) and The Bank of New York, as indenture trustee (the “Indenture Trustee”), entered into an Indenture pursuant to which the Issuer issued the Class A-1 Auto Lease Asset Backed Notes, the Class A-2 Auto Lease Asset Backed Notes, the Class A-3 Auto Lease Asset Backed Notes and the Class A-4 Auto Lease Asset Backed Notes (collectively, the “Notes”). Under the Indenture, the Issuer granted a security interest in its property to the Indenture Trustee to secure its obligations under the Notes.
     Pursuant to the Trust Agreement dated as of November 14, 2002 (the “Trust Agreement”) between Volkswagen Auto Lease Underwritten Funding, LLC (the “Transferor”) and U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”), the Transferor has the right to purchase the Transaction SUBI Certificate from the Issuer on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the outstanding balance of the Notes is less than or equal to 10% of the initial note balance (the “Optional Purchase”). The Transferor is the sole holder of the Issuer’s equity certificates. The Transferor elected to exercise the Optional Purchase on August 22, 2005.
     Upon exercise of the Optional Purchase and in accordance with the terms of the Indenture and the Trust Agreement, the Transferor purchased the Transaction SUBI Certificate for $103,816,534.71 and the Issuer used the proceeds of the Optional Purchase and the amounts on deposit in its collection account to redeem the Notes on August 22, 2005. Upon redemption of the Notes and satisfaction of the other terms and conditions of the Indenture, the Indenture Trustee released the lien of the Indenture and discharged the Indenture (other than with respect to certain rights and obligations that survive the satisfaction and discharge of the Indenture pursuant to the terms of the Indenture). The Issuer and the Trust Agreement will terminate upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Issuer’s trust estate in accordance with the terms of the Indenture, the Trust Agreement and the other documents.
     There are no prepayment or other penalties under the Indenture, Trust Agreement or related documents in connection with the Optional Purchase and redemption of the Notes.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The description set forth above under Item 1.02 of this Report is hereby incorporated by reference.
Item 8.01. Other Events.
     On August 22, 2005 the Indenture Trustee made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to the Volkswagen Auto Lease Trust 2002-A. A copy of this Servicer Certificate, which relates to the August 22, 2005 monthly payment and the Collection Period ended July 30, 2005 provided to The Bank of New York, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.      Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2002-A Servicer Certificate for the Collection Period ended July 30, 2005 provided to The Bank of New York, as indenture trustee.

99.2	Notice of Redemption of the Notes on August 22, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the date indicated.

Dated: August 22, 2005	Volkswagen Auto Lease Underwritten Funding, LLC
	By:	/s/ David Schulz
	Name:	David Schulz
	Title:	President and Treasurer

VW Credit Leasing, LTD.
	By:	VW Credit, Inc. as Servicer

	By:	/s/ LeSha Thorpe
	Name:	LeSha Thorpe
	Title:	Assistant Treasurer

Volkswagen Auto Lease Trust 2002-A
	By:	VW Credit, Inc. as Administrator

	By:	/s/ LeSha Thorpe
	Name:	LeSha Thorpe
	Title:	Assistant Treasurer

Exhibit Index

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2002-A Servicer Certificate for the Collection Period ended July 30, 2005 provided to The Bank of New York, as indenture trustee.

99.2	Notice of Redemption of the Notes on August 22, 2005